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    As filed with the Securities and Exchange Commission on November 13, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -------------------------

Date of Report (Date of earliest event reported): NOVEMBER 12, 1998

                          INGLES MARKETS, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

        NORTH CAROLINA                0-14706                   56-0846267
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
      of Incorporation)                                     Identification No.)

                 P. O. BOX 6676, ASHEVILLE, NORTH CAROLINA 28816
               (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (828) 669-2941

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

                            -------------------------
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ITEM 5.           OTHER EVENTS.

         On November 12, 1998, Ingles Markets, Incorporated (the"Corporation") issued a press release relating to certain litigation pending against the Corporation. The text of that press release is as follows:

INGLES REACHES SETTLEMENT IN PRINCIPLE IN GENDER DISCRIMINATION LAWSUIT

         ASHEVILLE, NC--November 12, 1998--Ingles Markets, Incorporated (Nasdaq-IMKTA) today announced that a settlement in principle has been reached with the plaintiffs in a class action lawsuit alleging gender discrimination, Weddington et. al. v. Ingles Markets, Incorporated, filed in the United States District Court in Rome, Georgia. The settlement in principle includes all material elements of a final settlement. The Company anticipates that a final agreement could be submitted to the court for preliminary approval as early as the end of November 1998 or early December 1998.

         Four employees alleging gender discrimination on behalf of past, current and future female Ingles employees filed the lawsuit. Ingles continues to deny the material allegations contained in the complaint.

         As a result of the agreement, which will include a stipulation that the case should be treated as a class action for settlement purposes only, Ingles expects to record a one-time pretax charge of approximately $14.6 million (after tax $9.1 million or $.41 per share) in the fourth quarter of the fiscal year ended September 26, 1998. Payments to the named plaintiffs, other class members and their attorneys will be made over a three-year period. In addition, Ingles has agreed to establish or enhance certain human resource programs.

         Robert P. Ingle, Chairman of the Board, said, "After careful consideration, we believe that settlement of this lawsuit is in the best interest of the Company. We are glad to put this behind us and focus our attention on running our business. Our core values, including our commitment to our employees, have not changed. We strive for Ingles to be a good place to work - a place where opportunities are available to all qualified individuals."

         The comments in this press release contain certain forward-looking statements. Ingles undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Ingles' actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company. Factors that could cause actual results to differ are discussed in reports filed by the Company with the Securities and Exchange Commission including its 1998 10-Qs and 1997 10-K.
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         Ingles Markets, Incorporated is a leading supermarket chain with operations in six southeastern states employing more than 12,000 associates. Headquartered in Asheville, North Carolina, the Company operates 206 supermarkets. In conjunction with its supermarket operations, the Company also operates 80 neighborhood shopping centers, all but seven of which contain an Ingles supermarket. The Company's Class A Common Stock is traded on The Nasdaq Stock Market's National Market under the symbol IMKTA. For more information about the Company, visit Ingles' website at www.ingles-markets.com.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INGLES MARKETS, INCORPORATED


                                    By:/s/ Robert P. Ingle
                                       -----------------------------------------
                                       Robert P. Ingle, Chairman of the Board
Dated: November 12, 1998                and Chief Executive Officer



                                    By:/s/ Brenda S. Tudor
                                       -----------------------------------------
                                       Brenda S. Tudor, Vice President-Finance
Dated: November 12, 1998                and Chief Financial Officer